Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
American Physicians Service Group, Inc.

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-07427, and No. 333-62233) of American Physicians Service Group, Inc. of our report dated March 21, 2004, relating to the consolidated financial statements and schedule, which appears in this Form 10-K.


                                                        /s/ BDO Seidman, LLP

Houston, Texas
March 21, 2005